Nordson Corporation Reports Record Fourth Quarter and Fiscal Year 2025 Results
Fourth Quarter:
•Sales were $752 million, growth of 1% over prior year
•Earnings per diluted share were $2.69
•Adjusted earnings per diluted share were $3.03, growth of 9% over prior year

Full Year:
•Record sales of $2.8 billion, growth of 4% over prior year’s record sales
•Earnings per diluted share were $8.51
•Adjusted earnings per diluted share were $10.24, growth of 5% over prior year

Fiscal 2026 Guidance:
•Fiscal 2026 forecasted sales range between $2,830 to $2,950 million and adjusted earnings in the range of $10.80 to $11.50

WESTLAKE, Ohio--(BUSINESS WIRE)--December 10, 2025--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal fourth quarter ended October 31, 2025. Sales were $752 million, a 1% increase compared to the prior year’s fourth quarter sales of $744 million. The increase in fourth quarter 2025 sales included favorable currency translation of 2% and a 1% acquisition impact, which was partially offset by the medical contract manufacturing divestiture and an organic sales decrease of 1%.
Net income was $152 million, or earnings per diluted share of $2.69, compared to prior year’s fourth quarter net income of $122 million, or earnings per diluted share of $2.12. Adjusted net income was $171 million, up from prior year adjusted net income of $160 million. Fourth quarter 2025 adjusted earnings per diluted share were $3.03, a 9% increase compared to prior year adjusted earnings per diluted share of $2.78.
EBITDA in the fourth quarter was $256 million, or 34% of sales, an increase of 6% compared to prior year EBITDA of $241 million, or 32% of sales.
Commenting on the Company’s fiscal 2025 fourth quarter results, Nordson President and Chief Executive Officer Sundaram Nagarajan said, “We had a strong operational finish to fiscal 2025, and I want to thank our teams for delivering value to our customers and shareholders. Adjusted earnings per share increased 9% year-over-year, which was at the high end of our fourth quarter guidance. Sales increased 1%, inclusive of the divestiture of our medical contract manufacturing business that closed on September 2, 2025. Importantly, we achieved record EBITDA margin and free cash flow conversion of 128% resulting in continued balanced capital allocation of ongoing share repurchases, dividend payments and further debt reduction.”
Fourth Quarter Segment Results
Industrial Precision Solutions sales of $362 million decreased 2% compared to the prior year fourth quarter, driven by a 4% organic sales decrease and a favorable currency impact of 2%. The organic sales decrease was driven by double-digit weakness in polymer processing systems. EBITDA in the quarter was $137 million, or 38% of sales, a 1% increase from the prior year fourth quarter EBITDA of $136 million despite slightly lower sales volume.

Medical and Fluid Solutions sales of $220 million increased 10% compared to the prior year fourth quarter. Organic sales increased 7% driven by growth in all product lines. The final acquisition impact from Atrion, net of the divested sales from the medical contract manufacturing businesses, added 2% and favorable currency added another 1%. EBITDA in the quarter was $88 million, or 40% of sales, a 380 basis point margin increase versus the prior year fourth quarter EBITDA of $72 million, or 36% of sales.

Advanced Technology Solutions sales of $171 million decreased 4% compared to the prior year fourth quarter, driven by an organic sales decrease of 5% and a favorable currency impact of 1%. Ongoing sales strength in electronics dispense systems was more than offset by fewer deliveries of test and inspection systems, particularly x-ray systems. EBITDA in the quarter was $43 million, or 25% of sales, a decrease from the prior year fourth quarter EBITDA of $48 million, or 27% of sales.

Fiscal 2025 Full Year Results
Sales for the fiscal year ended October 31, 2025, were a record $2.8 billion, an increase of 4% compared to the prior year. This sales growth was driven by a favorable acquisition net impact of 6%, partially offset by a 3% decrease in organic volume.
Net income was $484 million, or earnings per diluted share of $8.51, compared to prior year’s net income of $467 million, or earnings per diluted share of $8.11. Adjusted net income was $583 million, an increase from prior year adjusted net income of $561 million. Adjusted earnings per diluted share were also a record at $10.24, a 5% increase compared to prior year adjusted earnings per diluted share of $9.73.
EBITDA was $900 million, or 32% of sales, compared to prior year EBITDA of $849 million, or 32% of sales. Full-year free cash flow was $661 million, a new Company record, which was a conversion rate of 136% of net income.
Reflecting on fiscal 2025, Mr. Nagarajan continued, “Nordson’s winning team delivered strong results in line with the expectations we set at the beginning of the year. This is a significant achievement, particularly in the context of the macroeconomic environment this year. Leveraging our NBS Next growth framework, as well as our close-to-the-customer business model and differentiated products, we achieved record sales of $2.8 billion, delivered our 2025 Ascend strategy goal of $900 million in EBITDA, maintained gross margins of 55% in an evolving tariff environment and achieved a 5% year-over-year increase in adjusted earnings per share. We also continued to strengthen our portfolio and balance sheet, ending the year well positioned for growth.”
Outlook
Following four consecutive years of record-setting performance, we enter fiscal 2026 with approximately $600 million in backlog, up 5% from the prior year end, excluding backlog associated with the divested business.
Based on the combination of order entry, backlog, current exchange rates and anticipated end market expectations, we expect to deliver sales in the range of $2,830 to $2,950 million in fiscal 2026. Full year fiscal 2026 adjusted earnings are forecasted in the range of $10.80 to $11.50 per diluted share.
First quarter fiscal 2026 sales are forecasted in the range of $630 to $670 million with adjusted earnings in the range of $2.25 to $2.45 per diluted share.
Commenting on fiscal 2026 guidance, Mr. Nagarajan said, “As several of our end markets begin to inflect, we are entering the fiscal year optimistic to deliver solid growth in 2026. The implementation of the Ascend Strategy, a combination of our NBS Next growth framework, owner mindset and winning teams, positions us well to meet increasing customer demand. We also remain focused on creating value for our shareholders by deploying strategic capital for acquisitions, share repurchases, dividends and debt service.”
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Thursday, December 11, 2025, at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.
Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic and political conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions and the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements, including changes in tariffs by the U.S. or other nations; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflicts in Europe and the Middle East, acts of terror, natural disasters and pandemics and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serve global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, linkedin/Nordson, or www.facebook.com/nordson.

NORDSON CORPORATION
SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended				Twelve Months Ended
	October 31, 2025		October 31, 2024		October 31, 2025		October 31, 2024
SALES
Industrial precision solutions	$361,713		$367,195		$1,331,792		$1,398,912
Medical and fluid solutions	219,502		200,223		835,385		695,452
Advanced technology solutions	170,605		177,064		624,510		595,557
Total sales	$751,820		$744,482		$2,791,687		$2,689,921

EBITDA
Industrial precision solutions	$137,420	38%	$136,244	37%	$493,873	37%	$520,769	37%
Medical and fluid solutions	87,661	40%	72,264	36%	311,684	37%	256,553	37%
Advanced technology solutions	42,756	25%	47,564	27%	146,589	23%	129,181	22%
Corporate expenses	(12,086)		(14,976)		(52,628)		(57,335)
EBITDA (non-GAAP) (1)	$255,751	34%	$241,096	32%	$899,518	32%	$849,168	32%

(1) Total company EBITDA is a non-GAAP measure. Refer to the reconciliation of non-GAAP measures – net income to EBITDA.

	Three Months Ended		Twelve Months Ended
	October 31, 2025	October 31, 2024	October 31, 2025	October 31, 2024
Depreciation and amortization
Industrial precision solutions	$14,015	$12,783	$52,492	$51,187
Medical and fluid solutions	17,396	17,240	71,588	58,062
Advanced technology solutions	4,683	4,593	18,741	19,102
Corporate expenses	1,975	1,913	7,702	7,824
Total	$38,069	$36,529	$150,523	$136,175

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended		Twelve Months Ended
	October 31, 2025	October 31, 2024	October 31, 2025	October 31, 2024

Sales	$751,820	$744,482	$2,791,687	$2,689,921
Cost of sales	328,353	341,658	1,251,903	1,203,792
Gross profit	423,467	402,824	1,539,784	1,486,129
Gross margin %	56.3%	54.1%	55.2%	55.2%

Selling & administrative expenses	208,872	223,932	815,514	812,128
Divestiture and related charges	334	—	12,545	—
Operating profit	214,261	178,892	711,725	674,001

Interest expense - net	(23,770)	(27,282)	(101,105)	(84,011)
Other expense - net	(7,592)	(3,538)	(12,972)	(4,509)
Income before income taxes	182,899	148,072	597,648	585,481

Income taxes	31,265	25,904	113,174	118,197

Net Income	$151,634	$122,168	$484,474	$467,284

Weighted-average common shares outstanding:
Basic	56,077	57,188	56,606	57,176
Diluted	56,417	57,603	56,916	57,616

Earnings per share:
Basic earnings	$2.70	$2.14	$8.56	$8.17
Diluted earnings	$2.69	$2.12	$8.51	$8.11

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands)

	October 31, 2025	October 31, 2024

Cash and cash equivalents	$108,442	$115,952
Receivables - net	587,843	594,663
Inventories - net	444,814	476,935
Other current assets	101,752	87,482
Total current assets	1,242,851	1,275,032

Property, plant & equipment - net	516,914	544,607
Goodwill	3,304,685	3,280,819
Other assets	853,231	900,508
	$5,917,681	$6,000,966

Notes payable and debt due within one year	$315,000	$103,928
Accounts payable and accrued liabilities	443,260	424,549
Total current liabilities	758,260	528,477

Long-term debt	1,681,254	2,101,197
Other liabilities	434,596	439,100
Total shareholders' equity	3,043,571	2,932,192
	$5,917,681	$6,000,966

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Twelve Months Ended
	October 31, 2025	October 31, 2024

Cash flows from operating activities:
Net Income	$484,474	$467,284
Depreciation and amortization	150,523	136,175
Divestiture and related charges	12,545	—
Other non-cash items	14,806	5,883
Changes in operating assets and liabilities and other	56,827	(53,149)
Net cash provided by operating activities	719,175	556,193

Cash flows from investing activities:
Additions to property, plant and equipment	(58,060)	(64,410)
Sale (acquisition) of businesses, net of cash acquired	28,107	(789,996)
Other - net	3,263	10,008
Net cash used in investing activities	(26,690)	(844,398)

Cash flows from financing activities:
Issuance (repayment) of long-term debt	(224,141)	464,353
Repayment of finance lease obligations	(5,868)	(6,148)
Dividends paid	(179,069)	(161,438)
Issuance of common shares	9,014	31,067
Purchase of treasury shares	(306,367)	(33,339)
Net cash provided (used) by financing activities	(706,431)	294,495

Effect of exchange rate change on cash:	6,436	(6,017)
Net change in cash and cash equivalents	(7,510)	273

Cash and cash equivalents:
Beginning of period	115,952	115,679
End of period	$108,442	$115,952

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	October 31, 2025	October 31, 2024	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$361,713	$367,195	(3.5)%	—%	2.0%	(1.5)%
Medical and fluid solutions	219,502	200,223	7.4%	1.6%	0.6%	9.6%
Advanced technology solutions	170,605	177,064	(4.9)%	—%	1.3%	(3.6)%
Total sales	$751,820	$744,482	(1.1)%	0.6%	1.5%	1.0%

SALES BY GEOGRAPHIC REGION
Americas	330,962	323,170	2.0%	—%	0.4%	2.4%
Europe	195,343	185,350	(1.0)%	1.4%	5.0%	5.4%
Asia Pacific	225,515	235,962	(5.3)%	0.6%	0.3%	(4.4)%
Total sales	$751,820	$744,482	(1.1)%	0.6%	1.5%	1.0%

	Twelve Months Ended		Sales Variance
	October 31, 2025	October 31, 2024	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$1,331,792	$1,398,912	(5.1)%	—%	0.3%	(4.8)%
Medical and fluid solutions	835,385	695,452	(3.1)%	23.0%	0.2%	20.1%
Advanced technology solutions	624,510	595,557	4.1%	—%	0.8%	4.9%
Total sales	$2,791,687	$2,689,921	(2.5)%	6.0%	0.3%	3.8%

SALES BY GEOGRAPHIC REGION
Americas	1,205,830	1,178,626	(6.7)%	9.5%	(0.5)%	2.3%
Europe	722,221	726,100	(6.7)%	4.2%	2.0%	(0.5)%
Asia Pacific	863,636	785,195	7.6%	2.3%	0.1%	10.0%
Total sales	$2,791,687	$2,689,921	(2.5)%	6.0%	0.3%	3.8%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - NET INCOME to EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	October 31, 2025	October 31, 2024	October 31, 2025	October 31, 2024
Net income	$151,634	$122,168	$484,474	$467,284
Income taxes	31,265	25,904	113,174	118,197
Interest expense - net	23,770	27,282	101,105	84,011
Other (income) expense - net	7,592	3,538	12,972	4,509
Inventory step-up amortization (1)	—	4,759	3,135	7,703
Severance and other (1)	2,531	12,717	19,256	17,332
Acquisition-related costs (1)	556	8,200	2,334	13,957
Divestiture and related charges (2)	334	—	12,545	—
Adjusted operating profit	217,682	204,568	748,995	712,993
Depreciation and amortization	38,069	36,528	150,523	136,175
EBITDA (non-GAAP) (3)	$255,751	$241,096	$899,518	$849,168
(1) Represents non-recurring cost reduction actions as well as fees and non-cash inventory charges associated with acquisitions.
(2) Represents the loss on sale and other charges associated with the exit of the medical contract manufacturing business.
(3) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as non-recurring cost reduction actions, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED NET INCOME AND EARNINGS PER SHARE (Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	October 31, 2025	October 31, 2024	October 31, 2025	October 31, 2024
GAAP AS REPORTED
Net income	$151,634	$122,168	$484,474	$467,284
Diluted earnings per share	$2.69	$2.12	$8.51	$8.11

Shares outstanding - diluted	56,417	57,603	56,916	57,616

ADJUSTMENTS
Inventory step-up amortization (1)	$—	$4,759	$3,135	$7,703
Acquisition costs (1)	556	8,200	2,334	13,957
Severance and other (1)	2,531	12,717	19,256	17,332
Divestiture and related charges (2)	334	—	12,545	—
Acquisition amortization of intangibles	20,165	19,560	79,264	76,972
Entity liquidation	—	—	988	—
Interest	—	908	—	908
Total adjustments	$23,586	$46,144	$117,522	$116,872

Adjustments net of tax	$19,554	$38,071	$98,259	$93,278
EPS effect of adjustments	$0.35	$0.66	$1.73	$1.62

NON-GAAP
Adjusted net income (3)	$171,188	$160,239	$582,733	$560,562
Adjusted earnings per share (4)	$3.03	$2.78	$10.24	$9.73

(1) Represents non-recurring cost reduction actions as well as fees and non-cash inventory charges associated with acquisitions.
(2) Represents the loss on sale and other charges associated with the exit of the medical contract manufacturing business.
(3) Adjusted net income is a non-GAAP measure defined as net income plus tax effected adjustments and other discrete tax items.
(4) Adjusted earnings per share is a non-GAAP measure defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - OPERATING CASH FLOW TO FREE CASH FLOW (Unaudited)
(Dollars in thousands)

	Year to Date
	October 31, 2025	July 31, 2025
Net cash provided by operating activities	$719,175	$516,264
Additions to property, plant and equipment	(58,060)	(49,002)
Free Cash Flow - Year to Date (1)	$661,115	$467,262

Free Cash Flow - Quarter to Date (1)	$193,853

Net Income - Year to Date	$484,474	$332,840
Free Cash Flow Conversion - Year to Date (2)	136%	140%

Net Income - Quarter to Date	$151,634
Free Cash Flow Conversion - Quarter to Date (2)	128%

	Year to Date
	October 31, 2024	July 31, 2024
Net cash provided by operating activities	$556,193	$459,812
Additions to property, plant and equipment	(64,410)	(43,786)
Free Cash Flow - Year to Date (1)	$491,783	$416,026

Free Cash Flow - Quarter to Date (1)	$75,757
(1) Free Cash Flow is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is defined as Net cash provided by operating activities minus Additions to property, plant and equipment.
(2) Free Cash Flow Conversion is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is defined as Free Cash Flow divided by Net Income.

Management uses certain non-GAAP measures, such as adjusted net income, adjusted EPS and EBITDA, internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.

Contact
Lara Mahoney
Vice President
Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com